 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

CX Network Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-169805	32-0538640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen, Guangdong Province, China	518005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 86-755-26412816

mLight Tech, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8 Other Events

Item 8.01 Other Event

As disclosed in the current report on Form 8-K CX Network Group, Inc. (previously known as “mLight Tech, Inc.”) (the “Company”) filed on August 16, 2017, the Company appealed the decision made by the FINRA Department of Market Operations (the “Department”) in connection with certain corporate actions taken by the Company (for more information about the corporate actions, please refer to the current report on Form 8-K the Company filed on July 12, 2017). On October 3, 2017, a Subcommitee of FINRA’s Uniform Practice Code Committee decided to remand the case to the Department for further review. Subsequently, the Department granted the Company’s application for a symbol change. On November 3, 2017, the trading symbol for the Company was changed to “CXKJ,” effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CX NETWORK GROUP, INC.

Dated: November 3, 2017	By:	/s/ Huibin Su
Huibin Su Chief Executive Officer

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